Exhibit 99.2
NANOPHASE EXPANDS SALES AND BUSINESS DEVELOPMENT TEAM, NAMING
KEVIN WENTA EXECUTIVE VICE PRESIDENT, SALES & MARKETING
Romeoville, IL, January 9, 2007 — Nanophase Technologies (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced that Kevin J. Wenta has joined Nanophase as executive vice president, sales and marketing. Wenta brings to Nanophase more than 20 years of experience in business development, sales, marketing, finance and operations, primarily in the industrial chemicals field.
“In light of the company’s increasing manufacturing capabilities and sales opportunities, this is the ideal time to expand our sales team and to bring to the company Kevin’s wealth of experience,” said Joseph Cross, president and chief executive officer. “This important addition complements our seasoned and successful sales management team which has doubled the Company’s product revenue since 2004. Kevin assuming leadership of our sales and business development function, which I have directly led since 2004, also will now allow me to focus further on managing the company’s financial and business operations as Nanophase continues to grow.
“We achieved record quarterly year-over-year revenues during 2006 and anticipate continued growth in 2007 with new emerging market opportunities, accelerating customer activity, and new product introductions. This is the time to look into the future and position ourselves to manage and propel long-term growth. Kevin’s diverse business and sales experience will be a key asset for Nanophase to drive increasing market expansion and revenues.”
Wenta served as a general manager at Eastman Chemical Company, successfully leading a turnaround of its $520 million resins, monomers and textiles businesses. He also held the position of director of corporate strategy. Before joining Nanophase he was a partner of Accenture, a global consultancy. In his 20 year career, he has also held positions with ChemConnect (formerly CheMatch), a global electronic chemical exchange, financial positions at ARCO and sales positions with Elemica and Shell Chemical. He holds a degree in chemical engineering from the University of Texas at Austin and an M.B.A. from the University of Chicago.
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 19 United States and 54 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings or on its website.
This press release contains words such as “expects”, ”shall”, “will” , “believes” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10Q filed November 7, 2006 and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.